SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                       TO

                                 CURRENT REPORT
                           --------------------------

     PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934
                           --------------------------

       Date of Report (Date of earliest event reported): December 31, 1995


                              TECH-SYM CORPORATION
             (Exact name of registrant as specified in its charter)


         Nevada                                                    1-4371
(STATE OR OTHER JURISDICTION                               (COMMISSION FILE NO.)
     OF INCORPORATION)

                                   74-1509818
                        (IRS EMPLOYER IDENTIFICATION NO.)

                             10500 Westoffice Drive
                              Houston, Texas 77042
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (713) 785-7790
                         (REGISTRANT'S TELEPHONE NUMBER)

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

                  Effective as of 00:00 a.m. on January 1, 1996, Continental Electronics Corporation, a wholly-owned subsidiary of Tech-Sym Corporation ("CEC"), acquired all of the outstanding capital stock of TELEFUNKEN Sendertechnik GmbH ("TFS") from Daimler-Benz Aerospace AG ("Dasa"). TFS, located in Berlin, Germany, is in the business of designing and producing radio and television broadcast transmitting equipment. TFS's customers include European governments and commercial organizations, the Voice of America, Radio Free Europe and other governments and organizations worldwide. CEC intends to continue the existing business of TFS in conjunction with CEC's existing business of designing and producing radio broadcast transmitter equipment.

                  The purchase price for the acquisition is 13,200,000 Deutsche Marks, of which (i) 10,000,000 Deutsche Marks were paid by CEC to Dasa in February 1996 and (ii) the remaining 3,200,000 Deutsche Marks are payable no later than January 31, 1997, the unpaid balance of which bears interest at the Frankfurt Interbank Offer Rate, as adjusted from time to time, plus one percent (1%), payable quarterly within 15 days after the end of each calendar quarter. As of December 31, 1995, the exchange rate between Deutsche Marks and U.S. dollars was approximately 1.4315 Deutsche Marks to 1.0 U.S. dollar. The amount of the consideration payable by CEC was determined by arms'-length negotiations between CEC and Dasa. CEC financed the initial 10,000,000 Deutsche Mark payment through bank borrowings from NationsBank of Texas, N.A. In connection with the transaction, Dasa made a payment of 32.1 million Deutsche Marks to TFS (approximately $22.2 million) which represented a contribution necessary to maintain TFS's net equity at a specified amount as of December 31, 1995, as required by an agreement between TFS and Dasa.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (a) Financial statements of businesses acquired. 1995 Annual Report of Telefunken Sendertechnik GmbH, Berlin, Germany, including (i) Statement of Income for the years ended December 31, 1995, 1994 and 1993,
       (ii) Balance Sheet as of December 31, 1995 and 1994, (iii) Statement of Cash Flows for the years ended December 31, 1995 and 1994, (iv) Notes to Financial Statements and (v) Confirmation of KPMG Deutsche Treuhand-Gesellschaft dated as of February 16, 1996.

                  (b) Pro forma financial information. Unaudited Pro Forma Combined Financial Statements of Tech-Sym Corporation and Telefunken Sendertechnik GmbH, including (i) Unaudited Pro Forma Combined Balance Sheet as of December 31, 1995 and (ii) Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1995 and (iii) Notes to Unaudited Pro Forma Combined Financial Statements.

                  (c)      Exhibits.

                    *2.1 Stock Purchase Agreement, dated as of September 26,
                         1995, between Continental Electronics Corporation and Daimler-Benz Aerospace AG

                    *2.2 Amendment Number 1 to Stock Purchase Agreement, dated as of December 29, 1995, between Continental
                         Electronics Corporation and Daimler-Benz Aerospace AG

                    * Previously filed.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TECH-SYM CORPORATION

                                         By:     /S/ WENDELL W. GAMEL
                                         Name:    Wendell W. Gamel
                                         Title:   Chairman and President


Date:    March 15, 1996

                                    ITEM 7(A)
KPMG Deutsche Treuhand-Gesellschaft

                               1995 Annual Report

                         TELEFUNKEN Sendertechnik GmbH,

                               Berlin/Germany

Contents

Statement of Income                                             1
Balance Sheet                                                   2
Statement of Cash Flows                                         3
Notes to Financial Statements                                   4
Confirmation                                                   12

Statement of Income
(in thousands Deutschmarks)
                                                 For the Year Ended December 31,
                                                  ----------------------------
                                                   1995        1994      1993
                                                  ------     ------    -------
Sales                                             30,363     57,489    102,703
                                                  ------     ------    -------
Costs and expenses:
  Cost of Sales ..............................    39,179     57,366     87,304
  Selling, general and administrative expenses    21,353     16,552     23,074
  Company-sponsored product development ......     8,634      5,404      5,074
  Interest expense ...........................       336        213        160
  Interest and other income - net ............    (5,861)    (8,122)    (8,541)
                                                  ------     ------    -------
                                                  63,641     71,413    107,071
                                                  ------     ------    -------
Net income before loss compensation              (33,278)   (13,924)    (4,368)
                                                  ------     ------    -------
Loss compensation .................               32,112     13,033     5,178
                                                  ------     ------    -------
Net income ........................               (1,166)      (891)      810
                                                  ------     ------    -------
The accompanying notes are an integral pit of these financial statements.

Balance Sheet
(in thousands Deutschmarks)
                                                                December 31,
                                                            ------------------
                                                            1995        1994
                                                           -------    -------
Assets Current assets
          Cash and cash equivalents ....................    21,220         29
          Receivables - net ............................    37,630     58,983
          Inventories ..................................    14,624      6,359
                                                           -------    -------
                   Total current assets ................    73,474     65,371
                                                           -------    -------
          Plant and equipment - net ....................     1,547      2,518
          Other assets, including intangibles...........     1,545        154
                                                           -------    -------
                   Total assets ........................    76,566     68,043
                                                           -------    -------
Liabilities Current liabilities
          Current maturities of
          long-term debt ..............................        260        260
          Accounts payable ............................      1,352      2,987
          Other accrued liabilities ...................     22,498     14,943
          Other liabilities ...........................      7,479      4,183
                                                            -------    -------
                   Total current liabilities                31,589     22,373

          Long-term debt ..............................       780       1,040
          Accrued liabilities (long-term) .............    24,634      23,448
          Other liabilities (long-term) ...............       810       1,263
                                                            -------    -------
                   Total liabilities ..................     26,224     25,751
                                                            -------    -------
         Commitments and Contingencies

Capital  Nominal capital ..............................     10,000     10,000
         Additional paid-in capital ...................      1,205      1,205
         Accumulated earnings .........................      8,795      8,795
         Accumulated loss through
          adaptation to US-AGAPE ......................     (1,247)       (81)
                                                            -------    -------
                Total capital .........................     18,753     19,919
                                                            -------    -------
                Total liabilities and Total
                Capital ...............................     76,566     68,043

The accompanying notes are an integral part of these financial statements.

                                       -3-
Statement of Cash Flows
(in thousands Deutschmarks

                                                 For the Year ended December 31,
                                                 -------------------------------
                                                       1995        1994
                                                     --------    ---------
Cash flows from operating activities:

    Net income ....................................  (33,278)    (13,924)

     Adjustments to reconcile net income to net cash provided by operating activities:

             Depreciation and amortization ........    1,365       2,240

    Change in operating assets and liabilities:
             Receivables ..........................   21,353          659
             Inventories ..........................   (8,265)       7,844
             Accounts payable .....................   (1,635)        (381)
             Other accrued liabilities ............    7,555       (7,952)
             Other ................................    3,331       (1,926)
                                                     --------    ---------
    Net cash used for operating activities ........   (9,574)     (13,440)
                                                     --------    ---------
Cash flows from investing activities:
     Capital expenditures .........................   (1,820)        (338)
                                                     --------    ---------
     Net cash used for investing activities .......   (1,820)        (338)
                                                     --------    ---------
Cash flows from financing activities:
      Loss compensation ...........................  32,112        13,033
      Payments on long-term debt ..................    (260)            0
      Change in Accrued liabilities (long-term ....   1,186         1,279
      Change in other liabilities (long-term) .....    (453)         (520)
                                                     ------        ------
      Net cash provided by financing activity ...... 32,585        13,792
                                                     ------        ------
Net increase in cash and equivalents ............... 21,191            14
      Cash and equivalents at beginning of year ....     29            15
                                                     ------        ------
      Cash and equivalents at end of year .......... 21,220            29
                                                     ------        ------

The accompanying notes are an integral part of these financial statements.

                                       -4-
Notes to Financial Statements

Note  1-Description  of Business and Significant Accounting Policies


TELEFUNKEN Sendertechnik GmbH is a German limited liability company located at 10502 Berlin having a commercial registration number MRB 31290. The company manufactures and sells terrestrial broadcasting products that utilize analog and digital transmission techniques and related products. TELEFUNKEN, furthermore, provides services related to products of the mentioned kind.

Effective as of 12:00 p.m. / 00:00 a.m. (Berlin time) on December 31, 1995/January 1, 1996 the shares of capital-stock of TELEFUNKEN have been completely purchased by CONTINENTAL ELECTRONICS CORPORATION, Dallas, Texas, being a subsidiary of TECH SYM CORPORATION, Houston, Texas.

Revenue Recognition: The Company recognizes revenue in accordance with the terms of the related contracts, usually after accomplished delivery and satisfactory product examination by purchases TELEFUNKEN does not utilize the percentage of completion method. Therefore, there is no unbilled revenue among the Company's assets.

Estimated losses on contracts and binding offers are provided for in hill when they become apparent.

Inventories: Inventories are valued at the lower of cost or market. Cost is determinated on the average cost method.

                                    -5-

Depreciation and Amortization: Depreciation of plant and equipment is generally provided by the degressive method over their estimated useful lives. Only the depreciation of instruments for measurement and controlling purposes is provided by the straight-line method, Major renewals and betterments are capitalized while minor replacements, maintenance, and repairs which do not extend useful lives are expensed. The cost and accumulated depreciation applicable to assets retired or sold are removed from the respective accounts and the resultant gain or loss is recognized at that time.

Research and Development: Until the end of 1994 We Company performed research and development under company-sponsored programs and (to a little extend) contracts with others. Since 1995 all research and development has been done by the Company's engineers. With the exception of the order bound development costs related to company-sponsored research and development for new products and major product improvements are expensed as incurred.

Income Taxes: Daimler-Benz Aerospace AG, Munchen, (being TELEFUNKEN's holding company up to the end of 1995) was obliged by a profit and loss pooling agreement to receive its subsidiary's annual profits and compensate for its losses. Therefore, TELEFUNKEN did not have to pay income taxes.

                                       -6-
Note 2-
Receivables

Receivables are summarized as follows (in thousands Deutschmarks):

                         For the Year Ended December 31,
                         -------------------------------
                               1995      1994
                             -------    -------
Germany .................     3,367      2,899
Abroad ..................     1,239      2,422
Intercompany ............    33,169     53,903
Less allowance for losses      (145)      (241)
                             -------    -------
                             37,630     58,983
Note 3 - Inventories

Inventories are summarized as follows (in thousands Deutschmarks):

                         For the Year Ended December 31,
                         -------------------------------
                               1995      1994
                             -------    -------
      Raw materials           4,566      3,996
      Work in progress        3,128      3,111
      Semifinished goods      8,894      3,673
      Finished goods          1,423      1,838
      Less advance payments
       received              (3,387)    (6,259)
                             -------    -------
                             14,624      6,259

                                       -7-

Note 4 The Components of plant and equipment are summarized as follows(in thousands Deutschmarks):

Plant and Equipment

                                  For the Year Ended December 31,
                                  -------------------------------
                                        1995      1994
                                      -------    -------
    At cost:
    Machinery and equipment            15,149    15,166
    Less accumulated
    depreciation                       13,602    12,648
                                      -------    -------
                                        1,547     2,518

    The  estimated  lives  amount  from  2 to 10 years.

Note 5-                    (in thousands Deutschmarks):

Long-term Debt

                                  For the Year Ended December 31,
                                  -------------------------------
                                         1995      1994
                                       -------    -------
     Daimler-Benz AG Stuttgart          780        1,040


The loan granted by Daimler-Benz AG originally amounted to DM 1,300. Aggregate maturities due after 1996 are DM 260 in 1997, 260 in 1998, and DM 260 in 1999.
                                       -8-
Note 6-   Income Taxes

Due to the profit and loss pooling agreement with Daimler-Benz Aerospace AG, Munchen, TELEFUNKEN did not have to pay income taxes.

Deferred taxes have been calculated at an effective tax rare of 57%.


Deferred   tax   liabilities   (assets)   at
December 31, 1995 and December 31, 1994 are comprised of the following (in thousands
Deutschmarks):

                                  For the Year Ended December 31,
                                  -------------------------------
                                        1995      1994
                                      -------    -------

Plant and equipment                     (91)       (165)
Accrued pension cost                 (3,641)     (3,081)
Other accrued liabilities             2,007       1,644
                                      -------    -------
                                     (1,725)     (1,602)
Valuation allowance                   1,725       1,602
                                      -------    -------
                                          0           0

Due to the loss situation of the Company and the uncertainty of any future profit expectations a 100% valuation allowance was recorded.

                                       -9-
Note 7- Benefit Plans

The Company has a defined contribution retirement plan, covering most of the employees. The plan is unfunded. The annual benefit payments were DM 374 for 1995 and DM 259 for 1994. The status of the plan was as follows (in thousands Deutschmarks):

                                  For the Year Ended December 31,
                                  -------------------------------
                                        1995      1994
                                      -------    -------
Accumulated benefit
obligation                             19,994   18,986
                                      -------    -------
Projected benefit obligation           22,743   21,778
                                      -------    -------
Unrecognized net gain                     884      107
                                      -------    -------
  Unfunded accrued pension
  cost, December, 31                   23,627   21,885


The projected benefit obligation was developed under the assumption of a discount rate of 7% in 1995 and 1994, and 7.5% in 1993.


The accrued liabilities (long-term) can be summarized as follows (in thousands Deutschmarks):

                                  For the Year Ended December 31,
                                  -------------------------------
                                        1995      1994
                                      -------    -------
Unfunded accrued pension cost         23,627    21,885
Jubilee liabilities                    1,007     1,563
                                      -------    -------
                                      24,634    23,448

                                      -10-

Note 8-   Commitments and Contingencies

Lease Commitments: The Company leases offices, stores, and facilities under certain long-term agreements which expire at various dates to 2000,

Future minimum rental commitments under all noncancellable operating leases in effect at December 31, 1995 total 1,274 as follows: 1996 l,5l5; and 1997-2000 123.

Other Financial Commitments: Apart from lease commitment there are other financial commitments regarding several service contracts. The complete obligations for the years from 1996 to 2000 amount to 1,629.


Litigation, Contingencies: The Company is involved neither in pending nor threatened legal actions.

The company has no contingencies.

Note 9-   Other Financial Information

Foreign sales as a percentage of total sales are summarized by geographic area as follows:

                                         For the Year Ended December 31,
                                    -----------------------------------------
                                     1995             1994              1993
                                    ------           ------            ------
  Germany                             77.1 %          67.2 %            67,8 %
  Europe
  (without Germany)                   14.6             6.1              10.0
  Asia                                 3.3             3.8              17.3
  Africa                               4.9            22.7               4.2
  Other Areas                          0.1             0.2               0.7
                                    ------           ------            ------
                                     100.0%          100.0 %           100.0 %

                                      -11-

     Other accrued liabilities comprised the following (in thousands Deutschmarks):
                                  For the Year Ended December 31,
                                  -------------------------------
                                        1995         1994
                                      -------       -------
Product warranty and
related services                     13,453          13,887

Restructuring costs                   7,497             0
Accrued losses on contracts
and binding offers                      196             0

Other                                 1,352           1,056
                                      -------       -------
                                     22,498          14,943

                                      -12-
Confirmation

This 1995 Annual Report is based upon the Company's financial statements according to German-GAAP as at December 31, 1995 on which we gave an unqualified audit opinion. The transformation to US-GAAP takes into account all valuation differences recognized for SEC reporting by Daimler-Benz AG


Berlin,
February 16, 1996


KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft



Dr. Kuhne                           Breidenbach
Wirtschaftsprufer                   Wirtschaftsprufer

                                    ITEM 7(B)
           TECH-SYM CORPORATION AND TELEFUNKEN SENDERTECHNIK GMBH

             UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the acquisition of TELEFUNKEN Sendertechnik GmbH ("TFS") by Continental Electronics Corporation, a wholly-owned subsidiary of Tech-Sym Corporation ("Tech-Sym"), in a transaction to be accounted for as a purchase. The unaudited pro forma balance sheet is based on the individual balance sheets of Tech-Sym and TFS, and has been prepared to reflect the acquisition by Tech-Sym of TFS as if the acquisition had occurred on December 31, 1995. The unaudited pro forma statement of operations is based on the individual statements of operations of Tech-Sym and TFS, and combines the results of operations of Tech-Sym and of TFS (acquired by Tech-Sym as of January 1, 1996) for the year ended December 31, 1995 as if the acquisition occurred on January 1, 1995.

The pro forma results are not necessarily indicative of the actual results that would have occurred if the acquisition had been made at the beginning of the period presented. In addition, they are not intended to be a forecast of future results and do not reflect any synergies that might be achieved from the combined operations.

                   UNAUDITED PRO-FORMA COMBINED BALANCE SHEET
                                 (in thousands)

                                                                                     As of December 31, 1995
                                                             ----------------------------------------------------------------------
                                                                    Historical
                                                             -------------------------                                    Pro Forma
                                                             Tech-Sym       Telefunken    Adjustments       Note 2        Combined
                                                             ---------      ----------    -----------       -------       ---------
Current assets:
      Cash and cash equivalents ......................       $  20,715        $14,642       $ 22,157          (a)         $  57,514
      Marketable securities ..........................             100              0           --                              100
      Receivables - net ..............................          54,199         25,965        (22,157)         (a)            58,007
      Unbilled revenue ...............................          39,137              0           --                           39,137
      Inventories ....................................          59,492         10,091           --                           69,583
      Other ..........................................           4,675              0           --                            4,675
                                                             ---------        -------       --------                      ---------
         Total current assets ........................         178,318         50,698              0                        229,016
                                                             ---------        -------       --------                      ---------
Plant and equipment - net ............................          42,469          1,067         (1,067)         (b)            42,469
Long-term receivables - net ..........................          10,567              0           --                           10,567
Other assets, including intangibles ..................          33,672          1,066         (1,066)         (b)            33,672
                                                             ---------        -------       --------                      ---------
         Total assets ................................       $ 265,026        $52,831       ($ 2,133)                     $ 315,724
                                                             =========        =======       ========                      =========

Current liabilities:
      Notes payable ..................................       $  24,237        $     0       $  2,208          (c)         $  26,445
      Current maturities of long-term debt ...........           4,861            179           --                            5,040
      Accounts payable ...............................          14,480            933           --                           15,413
      Billings in excess of revenues .................          10,313              0           --                           10,313
      Taxes on income ................................           1,366              0           --                            1,366
      Other accrued liabilities ......................          19,304         20,685           --                           39,989
                                                             ---------        -------       --------                      ---------
         Total current liabilities ...................          74,561         21,797          2,208                         98,566
Long-term debt .......................................          29,522            538          6,900          (c)            36,960
Other liabilities and deferred credits ...............          10,925         17,556          1,699          (b)            30,180
                                                             ---------        -------       --------                      ---------
         Total liabilities ...........................         115,008         39,891         10,807                        165,706
                                                             ---------        -------       --------                      ---------
Shareholders' investment:
      Common stock ...................................             786              0           --                              786
      Nominal capital ................................               0          6,900         (6,900)         (d)                 0
      Additional capital .............................          38,486            831           (831)         (d)            38,486
      Accumulated earnings ...........................         122,855          5,209         (5,209)       (a),(d)         122,855
      Cumulative translation adjustments .............          (1,095)             0           --                           (1,095)
      Common stock held in treasury ..................         (11,014)             0           --                          (11,014)
                                                             ---------        -------       --------                      ---------
         Total shareholders' investment ..............         150,018         12,940        (12,940)                       150,018
                                                             ---------        -------       --------                      ---------
         Total liabilities and shareholders'
          investment .................................       $ 265,026        $52,831       ($ 2,133)                     $ 315,724
                                                             =========        =======       ========                      =========

             See accompanying notes to unaudited pro forma combined
                             financial statements.

              UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS
                                 (in thousands)

                                                                                       Year Ended December 31, 1995
                                                                   ----------------------------------------------------------------
                                                                           Historical
                                                                   -------------------------                              Pro Forma
                                                                   Tech-Sym       Telefunken    Adjustments     Note 3    Combined
                                                                   ---------      ----------    -----------     ------    ---------
Sales .......................................................      $ 246,487       $ 20,950           --                  $ 267,437
                                                                   ---------       --------       --------                ---------
Costs and expenses:
      Cost of sales .........................................        160,509         27,034           --                    187,543
      Selling, general and administrative expenses ..........         52,103         14,734       $ (1,055)      (a)         65,782
      Company-sponsored product development .................         15,187          5,957           --                     21,144
      Interest expense ......................................          3,840            232            608       (b)          4,680
      Interest and other income, net ........................         (4,087)        (4,044)          --                     (8,131)
                                                                   ---------       --------       --------                ---------
                                                                     227,552         43,913           (447)                 271,018
                                                                   ---------       --------       --------                ---------
         Income (loss) before taxes .........................         18,935        (22,963)           447                   (3,581)
Provision for income taxes ..................................          5,900              0              0       (c)          5,900
Loss compensation ...........................................              0        (22,157)        22,157       (d)              0
                                                                   ---------       --------       --------                ---------
         Net income (loss) ..................................      $  13,035       $   (806)      $(21,703)               $  (9,481)
                                                                   =========       ========       ========                =========

Earnings (loss) per common share ............................      $    2.00                                              $   (1.45)
                                                                   =========                                              =========
Weighted average shares outstanding .........................          6,552                                                  6,552
                                                                   =========                                              =========

        See accompanying notes to unaudited pro forma combined financial statements.

         NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


Note 1 -  Basis of Presentation

The Unaudited Pro Forma Combined Financial Statements include the Unaudited Pro Forma Combined Balance Sheet at December 31, 1995 and the Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1995 of Tech-Sym Corporation and its subsidiaries ("Tech-Sym") and TELEFUNKEN Sendertechnik GmbH ("TFS").

Note 2 - Pro Forma Adjustments to the Combined Balance Sheet

     The Unaudited Pro Forma Combined Balance Sheet gives effect to the acquisition of TFS by a subsidiary of Tech-Sym by combining the respective balance sheets of Tech-Sym and TFS at December 31, 1995 on a purchase basis for an aggregate price of $9,221,000. Pro forma adjustments were made to reflect:

(a) The receipt of cash on the intercompany receivable related to the loss subsidy provided to TFS by its former parent pursuant to an intercompany agreement that required such former parent to make payments to TFS to maintain TFS's net equity at a certain level as of December 31, 1995. This agreement was terminated in connection with the acquisition;

(b) The reduction of non-current assets and recording of deferred credit to reflect the excess of the fair value of net assets acquired over the acquisition cost;

(c) $2,235,000 note payable no later than January 1, 1997, with interest at Frankfurt Interbank Offer Rate plus 1%, and $6,986,000, long-term note payable maturing on September 30, 2000, with interest at Frankfurt Interbank Offer Rate, issued in connection with the acquisition;

(d)  The elimination of the shareholders' investment accounts of TFS.


Note 3 - Pro Forma Adjustments to the Combined Statement of Operations

     The Unaudited Pro Forma Combined Statement of Operations gives effect to the acquisition of TFS by a subsidiary of Tech-Sym by combining the respective statements of operations of Tech-Sym and TFS for the year ended December 31, 1995. Pro forma adjustments were made to reflect:

(a) The elimination of annual depreciation on acquired property and equipment written-off as a result of the excess of the fair value of net assets acquired over the acquisition cost, and amortization of the excess of the fair value of the net assets acquired over the acquisition cost on a straight-line basis over 15 years;

(b)  Annual interest charges on notes issued in connection with the acquisition;

(c) The income tax benefit derived from TFS's 1995 net loss at the German statutory rate of 45% offset by a valuation allowance on the entire deferred tax asset resulting from such benefit;

(d) Elimination of the loss subsidy provided to TFS by its former parent pursuant to an intercompany agreement that required such former parent to make payments to TFS to maintain TFS's net equity at a specified level as of December 31, 1995. This agreement was terminated in connection with the acquisition;

     The historical results of operations for TFS for the year ended December 31, 1995, were significantly affected by costs and expenses relating to a restructuring undertaken by TFS at the request of its former parent company and severance and redundancy costs paid or reserved for by TFS which were required by Tech-Sym before the transaction would be consummated. Pursuant to the intercompany agreement between TFS and its former parent company, the former parent company was required to make a payment of approximtely $22,157,000 to TFS to maintain TFS's net equity at a specified level as of December 31, 1995. This agreement was terminated following the closing of the acquisition.